UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 26, 2006

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Atlanta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4©)

Item 1.01       Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement.  On January 26, 2006, Schweitzer-Mauduit International, Inc., a Delaware corporation, entered into Amendment No. 4 (the “Amendment”) to the Credit Agreement dated as of January 31, 2002 (filed as exhibit 10.14.1 to Form 10-K for the year ended December 31, 2001), as amended by Amendment No. 1 dated as of January 30, 2003 (filed as exhibit 10.14.2 to Form 10-K for the year ended December 31, 2002), Amendment No. 2 dated as of January 29, 2004 (filed as exhibit 10.14.3 to Form 10-K for the year ended December 31, 2003) and Amendment No. 3 dated as of January 26, 2005 (filed as exhibit 10.14.4 to Form 10-K for the year ended December 31, 2004) (the “Credit Agreement”).  This Amendment is among Schweitzer-Mauduit International, Inc., Schweitzer-Mauduit France S.A.R.L, a French corporation, and a group of banks led by Société Générale as agent for the banks.  Under the Amendment, the Company renewed its 364-day revolving credit facility under the Credit Agreement, extending these facilities from January 26, 2006 to January 25, 2007.  This Amendment also decreased the Applicable Margin with respect to Tranche A Advances.  The Amendment will be filed as an exhibit with the Company’s next periodic report.

Item 2.02       Results of Operations and Financial Condition.

On January 26, 2006, we issued a Press Release announcing our earnings for the fiscal quarter and year ended December 31, 2005.  The earnings release is attached hereto as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01       Financial Statements and Exhibits.

(c)  Exhibits

99.1         Press Release, dated January 26, 2006, of Schweitzer-Mauduit International, Inc., announcing our earnings for the fiscal quarter and year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Paul C. Roberts
Paul C. Roberts
Chief Financial Officer and Treasurer

Dated:  January 26, 2006

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

Current Report on Form 8-K

dated January 26, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 26, 2006, of Schweitzer-Mauduit International, Inc., announcing our earnings for the fiscal quarter and year ended December 31, 2005.